EXHIBIT 4.1

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED MAY 18, 2021 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE SUBSCRIPTION AGENT, BY CALLING (855) 793-5068.

HEALTHIER CHOICES MANAGEMENT CORP.

Incorporated under the laws of the State of Delaware

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of Common Stock, Par Value $0.0001 per share, of Healthier Choices Management Corp.

Subscription Price: To be determined as set forth below

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON JUNE 3, 2021 (THE “EXPIRATION DATE”)

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Subscription Rights”) set forth above. The Subscription Rights entitle the holder thereof to subscribe for and purchase shares of common stock, par value $0.0001 per share (the “Common Stock”), of Healthier Choices Management Corp., a Delaware corporation (the “Company”), at a subscription price (the “Actual Subscription Price”) per share equal to 75% of the volume-weighted average of the trading prices (“VWAP”) of our common stock on the OTC Pink Sheets for the five consecutive trading days ending on the Expiration Date of this rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus.

Under the Subscription Right, for each four shares of common stock owned as of the record date of the Rights Offering, the holder hereof is entitled to purchase one share of Common Stock at the Actual Subscription Price. The “Estimated Subscription Price” used in Section 1 to calculate your subscription reflects what the Actual Subscription Price would be if the 5-day VWAP was calculated using May 12, 2021 as the last day of the VWAP measurement. Because the Actual Subscription Price will be determined on the Expiration Date, rights holders will not know the subscription price at the time of exercise and will be required initially to pay for both the shares subscribed for pursuant to their basic Subscription Rights and, if eligible, any additional shares subscribed for pursuant to the Over-Subscription Right at the Estimated Subscription Price of $0.001425 per share. Regardless of the Actual Subscription Price, Stockholders who exercise their Subscription Rights will have no right to rescind their subscriptions after receipt of their completed subscription certificates together with payment for shares or a notice of guaranteed delivery by the subscription agent. If, on the Expiration Date, the Actual Subscription Price is greater than the Estimated Subscription Price paid by the subscriber, any payments made by you with respect to your Over-Subscription Rights (as described below) will be applied towards the purchase of shares subscribed for pursuant to your Basic Subscription Rights. Any remaining payment amounts will then be applied towards the purchase of any shares available pursuant to your Over-Subscription Rights. If, on the Expiration Date, the Actual Subscription Price is lower than the Estimated Subscription Price paid by the subscriber, any excess subscription amounts paid by a subscriber will be deemed an exercise of the Over-Subscription Rights and will be applied towards the purchase of additional shares in the rights offering.

The Subscription Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning together with payment of the aggregate Estimated Subscription Price for each share of Common Stock in accordance with the instructions contained herein. This Non-Transferable Subscription Rights Certificate is not valid unless countersigned by Broadridge Corporate Issuer Solutions, Inc., the Subscription Agent. Witness the signatures of its duly authorized officers.

DATED: May 19, 2021

Chief Executive Officer	President

DELIVERY OPTIONS FOR NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Deliver other than in the manner or to the addresses listed below will not constitute valid delivery.

By mail: Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718	By hand or overnight courier: Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1 – EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares of Common Stock pursuant to your subscription right, please complete lines (a) and (b) and sign in part (c). Because the Actual Subscription Price cannot be determined until June 3, 2021, stockholders exercising their Subscription Rights are in effect investing a fixed amount in the Company to receive the maximum number of shares of Common Stock issuable at the Actual Subscription Price. You will be deemed to have exercised the maximum number of Subscription Rights that may be exercised with the aggregate subscription payment you delivered to the Subscription Agent. Fractional shares of our Common Stock resulting from the exercise of the Subscription Rights will be eliminated by rounding up to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable.

(a) PAYMENT:
Amount Enclosed
Basic Subscription Right:	$_____________	☐ Check or bank draft drawn on a U.S. bank, or postal or express money order payable to Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent.
Over-Subscription Right:	$_____________	☐ Wire transfer directly to the escrow account maintained by Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent.
Total Amount Enclosed:	$_____________

Method of Payment. All payments must be made in U.S. dollars by wire transfer of funds, U.S. Postal money order or cashier’s certified, or uncertified check drawn upon a U.S. bank payable to “Broadridge Corporate Issuer Solutions, Inc. (acting as Subscription Agent for Healthier Choices Management Corp.)”. The Subscription Agent will not accept payment by any other means.

(b) EXERCISE OF SUBSCRIPTION RIGHT:

(i) Basic Subscription Right

I exercise	_________________ (No. of shares owned)	x x	0.25	= =	(no. of Basic Subscription shares subscribed for)	x x	$0.001425 (Estimated Subscription Price)	=	$_____________ (Amount Enclosed)
(ii) Over-Subscription Right: If you fully exercise your Basic Subscription Right, above, and wish to subscribe for additional shares, you may exercise your Over-Subscription Right below.
I exercise	_________________ (No. of Over-Subscription Shares Subscribed For)	x x	$0.001425 (Estimated Subscription Price)			= =	$_____________ (Amount Enclosed)

(c) SIGNATURE(S):
TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the rights offering and I hereby irrevocably subscribe for, on the terms and conditions specified in the Prospectus, the number of shares of Common Stock equal to the aggregate subscription payment delivered divided by the Actual Subscription Payment. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed above based on the Estimated Subscription Price, Healthier Choices Management Corp. may exercise its legal remedies against me. This form must be signed by the registered holder(s) exactly as their name(s) appear(s) on the certificate(s) or book entry or by person(s) authorized to sign on behalf of the registered holder(s) by the documents transmitted herewith.

_______________________    ___________________           ____________________________
Signature(s) of Subscriber(s)      Date                                           Daytime Telephone Number(s)

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print).  See the instructions

__________________      ___________________       _________________________       _________________________
Name(s)                                  Full Title                        Taxpayer ID # or Social Security                Date

SECTION 2 – SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS HOLDERS
(a) To be completed ONLY if the book-entry representing the Common Stock to be issued in a name other than that of the registered holder.
(See the Instructions.)
DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

(b) To be completed ONLY if the book-enry representing the Common Stock is to be issued to an address other than that shown on the front of this certificate. (See the Instructions.)
DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Print Full Name: __________________________ Print Full Address: _________________________ Taxpayer ID # or Social Security # _________________________	Print Full Name: __________________________ Print Full Address: _________________________ Taxpayer ID # or Social Security # ________________________
SIGNATURE GUARANTEE
This must be completed if you have completed any portion of Section 2.
Signature Guaranteed:       ________________________________
                                                            (Name of Bank or Form)

By:     _________________________________
                   (Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock, broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE SUBSCRIPTION AGENT, AT (855) 793-5068 (TOLL-FREE). THE RIGHTS OFFERING EXPIRES AT 5:00 P.M., EASTERN TIME, ON JUNE 3, 2021, AND THIS NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE IS VOID THEREAFTER.

THE RIGHTS OFFERING HAS BEEN REGISTERED OR QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM REGISTRATION OR QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS